U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2008

TEMPCO, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

7625 East Via Del Reposo

Scottsdale, AZ 85258

(Address of principal executive offices)

(480) – 272-8745

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01             CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTS

1.                  Previous Independent Registered Public Accounting Firm.

A.  On July 14, 2008, the Company dismissed its independent registered public accounting firm, Semple, Marchal & Cooper, LLP.

B.  The report of Semple, Marchal & Cooper, LLP for the years ending June 30, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

C.  The decision to change accountants was approved by the Company’s board of directors on July 14, 2008 and on July 16, 2008 Moore & Associates, Chartered was engaged as the Company’s new independent registered public accountants. The Company did not consult Moore & Associates Chartered, LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

D.  During the Company’s most recent fiscal year, there were no disagreements with Semple, Marchal & Cooper, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Semple, Marchal & Cooper, LLP, would have caused it to make reference to the matter in connection with its reports. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-B.

E.  The Company has made the contents of its Form 8-K available to Semple, Marchal & Cooper, LLP and requested it to furnish a letter to the Commission as to whether Semple, Marchal & Cooper, LLP agrees or disagrees with, or wishes to clarify the Company’s expression of their views.

2.                  New Independent Registered Public Accounting Firm.

The Registrant has engaged Moore & Associates, Chartered as its new independent certified public accounting firm to audit the Registrant’s financial statements July 16, 2008. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

Exhibit No.	Description

16.1	Letter, dated July 17, 2008, from Semple, Marchal & Cooper, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 16, 2008	Tempco, Inc.

	By:	/s/ Stanley L. Schloz
Stanley L. Schloz, President and Chief Financial Officer